CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Cornerstone Progressive Return Fund and to the use of our report dated February 24, 2010 on the financial statement of the Cornerstone Progressive Return Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 16, 2011